Exhibit 21

REGIONS FINANCIAL CORPORATION

SUBSIDIARIES AT DECEMBER 31, 2012

1.	14302 Marina San Pablo Place, SPE, LLC (6)
2.	A-F Leasing, Ltd. (2)
3.	AmSouth Finance Corporation (2)
4.	BRP Asset Management, LLC (6)
5.	Central Collier Management, LLC (6)
6.	Crockett Adjustment, Inc. (4)
7.	Crestmoor One, LLC (5)
8.	Entrada Estates LLC (6)
9.	FMLS, Inc. (9)
10.	LMIW Acquisition Management, LLC (6)
11.	LMIW I, LLC (6)
12.	LMIW II, LLC (6)
13.	LMIW III, LLC (6)
14.	LMIW IV, LLC (6)
15.	LMIW V, LLC (6)
16.	LMIW VI, LLC (2)
17.	LMIW VII, LLC (2)
18.	LMIW IX, LLC (fka Crestmoor Two, LLC) (5)
19.	MCB Life Insurance Company (9)
20.	MICB, Inc. (5)
21.	North South Land Holdings, LLC (2)
22.	Oarlock Asset Management, LLC (2)
23.	Oarlock Asset Management One, LLC (2)
24.	Provence Place GP, Inc. (8)
25.	Provence Place, LP (7)
26.	RAMCO—FL Holding, Inc. (2)
27.	RB Affordable Housing, Inc. (2)
28.	RB Affordable Housing (Hideaway I) GP, L.L.C. (12)
29.	RB Affordable Housing (Hideaway II) GP, L.L.C. (12)
30.	RB Affordable Housing (Melrose II), GP, L.L.C. (12)
31.	RB Affordable Housing (St. Landry I), GP, L.L.C. (12)
32.	RFC Financial Services Holding LLC (5)
33.	Regions Agency, Inc. (2)
34.	Regions Asset Management Company, Inc. (2)
35.	Regions Bank (1)
36.	Regions Business Capital Corporation (5)
37.	Regions Capital Advantage, Inc. (fka UPB Investment, Inc.) (9)
38.	Regions Commercial Equipment Finance, LLC (2)
39.	Regions Community Development Corporation (non profit) (9)
40.	Regions Equipment Finance Corporation (2)
41.	Regions Equipment Finance, Ltd. (2)
42.	Regions Insurance Agency of Arkansas (4)
43.	Regions Insurance Group, Inc. (9)
44.	Regions Insurance Services of Alabama, Inc. (2)
45.	Regions Insurance Services, Inc. (9)
46.	Regions Insurance, Inc. (4)
47.	Regions Investment Management, Inc. (fka Morgan Asset Management, Inc.) (9)
48.	Regions Investment Management Holding Company (5)
49.	Regions Investment Services, Inc. (2)
50.	Regions Life Insurance Company (3)

51.	Regions Provence Place, LLC (2)
52.	Regions Reinsurance Corporation (10)
53.	Regions Securities LLC (5)
54.	RMK Global Timberland Fund Management S.a.r.l. (11)
55.	Southeastern Legacy Insurance Company (fka First AmTenn Life Insurance Company) (3)
56.	Union Planters Preferred Funding Corp. (5)
57.	UPB Holdings, Inc. (5)
58.	UPBNA Holdings, Inc. (5)
59.	UPTENCO, Inc. (9)
60.	Verna Asset Management, LLC (6)

(1)	Affiliate state bank chartered under the banking laws of Alabama.
(2)	Incorporated under the laws of Alabama.
(3)	Incorporated under the laws of Arizona.
(4)	Incorporated under the laws of Arkansas.
(5)	Incorporated under the laws of Delaware.
(6)	Incorporated under the laws of Florida.
(7)	Incorporated under the laws of Georgia.
(8)	Incorporated under the laws of Massachusetts.
(9)	Incorporated under the laws of Tennessee.
(10)	Incorporated under the laws of Vermont.
(11)	Incorporated under the laws of Luxembourg.
(12)	Incorporated under the laws of Louisiana.